UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Alpine Income Property Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	84-2769895
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1140 N. Williamson Blvd., Suite 140

Daytona Beach, Florida 32114

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-234304

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Alpine Income Property Trust, Inc., a Maryland corporation (the “Registrant”), incorporates by reference the description of its common stock, par value $0.01 per share (the “Common Stock”), set forth under the caption “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-234304), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the Common Stock under the heading “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the prospectus forming part of the Registration Statement. The prospectus relating to the Registration Statement to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated by reference into this Form 8-A.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Alpine Income Property Trust, Inc.

By:	/s/ Daniel E. Smith
Name:	Daniel E. Smith
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: November 20, 2019